Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 (k)(l)(iii) under the Securities Exchange Act of 1934, as amended, the person named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value per share, of Cypress Bioscience, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 23, 2010

ROYALTY PHARMA US PARTNERS 2008, LP
By: Pharmaceutical Investors, L.P.
By: Pharma Management, LLC

ROYALTY PHARMA US PARTNERS, LP
By: Pharmaceutical Investors, L.P.
By: Pharma Management, LLC

ROYALTY PHARMA CAYMAN PARTNERS, LP
By: Pharmaceutical Investors, L.P.
By: Pharma Management, LLC

PABLO LEGORRETA

ROYALTY PHARMA CAYMAN PARTNERS 2008, L.P.
By: Pharmaceutical Investors, L.P.
By: Pharma Management, LLC

RP INVESTMENT CORP.

PHARMACEUTICAL INVESTORS, LP
By: Pharma Management, LLC

PHARMA MANAGEMENT, LLC

RP MANAGEMENT, LLC

By:	/s/ Pablo Legorreta
Pablo Legorreta
Authorized Signatory